CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of the 11th day of October, 2007, by and between Longwei Petroleum Investment Holding Limited (Longwei), No. 30, Guanghua Avenue, Wan Bolin District, Taiyuan City, China, a BVI corporation, and John Ballard, 6754 W. Hinsdale Place, Littleton, Colorado (“Consultant”) with reference to the following:

RECITALS

Consultant agrees to be engaged and retained by Longwei to take Longwei public and trading. The consultant will pay all fees necessary to accomplish this task, including Securities and Exchange filing fees, and all other legal fees and expenses necessary to take the company to the OTC Bulletin Board. Longwei agrees to retain John Ballard for the sum of $80,000 (USD) to pay for these expenses. In addition, Mr. Ballard will assist with the preparation of all documents necessary.

It shall be expressly understood that Consultant shall have no power to bind Longwei or any other parties in respect of which Consultant is providing direct or indirect services under this Agreement to any contract or obligation or to transact any business in any such party’s name or on behalf of any such party in any manner.  It is further understood that Consultant’s role shall be advisory only and Longwei shall have discretion to accept or reject the advice or recommendations of Consultant hereunder.

1,

Term.

The term of this Agreement shall commence on the date hereof and continue for a term of one year.

2.

Independent Contractor.

In his performance hereunder, Consultant and his agents shall be an independent contractor.  Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and not subject to the control or supervision of Longwei, except as to the results of the work.

This Agreement shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

Longwei Petroleum Investment Holding Limited

CONSULTANT

A BVI corporation

By:  /s/ Cai Yongjun, President

By: /s/ Mr. John Ballard